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                                                                   EXHIBIT 10.58


                       FLOOD COMPLIANCE SERVICE AGREEMENT

THIS AGREEMENT is entered into effective April 1, 1996 between SMS Geotrac, a Delaware Corporation located at 3900 Laylin Road, Norwalk, Ohio ("Company") and ReliaStar Mortgage Corporation, an Iowa corporation located at 7015 Vista Drive, West Des Moines, IA 50266 ("Client").

WHEREAS, Client desires a Flood Compliance program for compliance with regulations passed pursuant to the 1973 Flood Disaster Protection Act ("Act") as amended to determine whether improved real estate securing a loan from Client to a borrower is or is not in a Federal Emergency Management Agency (FEMA) defined Special Flood Hazard Area ("Flood Area"), and other National Flood Insurance Program (NFIP) information, as whereas Company is in the business of supplying such information;

WHEREAS, Company has agreed to provide to Client a flood compliance program which complies in all material respects with the Act as it exists now and is amended in the future.

NOW THEREFORE, for mutual consideration, the parties do hereby agree as follows:

A.  Geotrac NFIP Compliance Packet(SM)

In consideration of Company's fee schedule attached hereto as Addendum "A" and pursuant to the terms of this Agreement, Client will submit mortgage or trust deed loan origination applications to Company for the purpose of making Flood Determinations and certain other NFIP Compliance work as defined in this contract, commencing April 1, 1996. Company will provide to Client on each application a Geotrac NFIP Compliance Packet containing the following information:

1.  Current-In-Force NFIP Community Status Information

Company will supply Current-In-Force NFIP Community Status Information consisting of NFIP Community Number, Program or Suspension/Sanction Date, and NFIP Program Status (Emergency, Regular, Non-Participating,
Suspended/Sanctioned).

2.  Detailed FEMA Flood Zone Code

Company will supply the detailed FEMA Flood Zone Code of the location of the structure(s) securing the loan. Company will use Client supplied location information and location information it derives to locate structures. In those cases where neither Client nor Company has sufficient information to locate the structure, Company will gather information on-site at its expense. While the Company assumes no responsibility for incorrect or incomplete location information supplied by Client, Company will make its best effort to assure location information is correct and complete.

3.  Current-In-Force NFIP Flood Map Panel

Company will identify the Current-In-Force NFIP Flood Map Panel consisting of the full eleven digit FEMA map number and panel date.



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4.  Requirement for and Availability of NFIP Flood Insurance

Company will indicate the requirement for and the availability of NFIP Flood Insurance.

5.  Secondary Market/Government Program Loan Restrictions

Company will designate loans which do not qualify for secondary market resale or Government program lending based on NFIP Community Status and NFIP Flood Zone problems.

6.  Borrower Notification Forms

On each Geotrac NFIP Compliance Packet Company will supply to Client a completed borrower notification form which complies with all applicable federal regulations.

B.  Flood Risk Assessment in Non-Participating Non-Mapped Communities

Company will prepare an appendix attached to the standard Geotrac NFIP Compliance Packet containing a flood risk assessment in NFIP non-participating non-mapped communities.

C.  Life-of-Loan(R)

1)  GeoLife-of-Loans is a tracking service designed to detect changes in:

o    FEMA NFIP Flood Map
o    FEMA NFIP Community Status

Once changes are detected, reprocessing the loan for Client is done at no charge.

Company will track both NFIP Community Status and FEMA Flood Map changes for the lifetime the loan is on Client's servicing system. Lists (hard copy or electronic) of loans affected will be generated monthly. From the supplied lists Client will inform Company of loans still active. Client may choose to electronically inform company of changes in the servicing portfolio proactively.

Company will reprocess active loans that are affected by new FEMA NFIP mapping and/or revised FEMA NFIP Community Status. For those loans affected by new FEMA NFIP mapping and/or FEMA NFIP Community Status changes Company will reprocess the loan by generating a new Flood Determination (for new mapping) and/or by notifying Client of the need to require changed flood insurance amounts (for changes in Community Status), at no charge.

GeoLife-of-Loan service is available for transfer at no additional charge should Client sell or transfer the loan or servicing. Client is obligated to inform Company of the sale or transfer of loans and if GeoLife-of-Loan service is to transfer with the loan, on a monthly basis. Client shall supply Company a listing of affected loans, identified by loan
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number or another mutually agreeable item, in machine readable form in a mutually agreeable format on a media acceptable to both parties.

Geotrac NFIP Compliance Packets will be produced free of charge on Client recaptured refinances where the original loan is covered by GeoLife-of-Loan service. It is Client's obligation to inform Company that a refinance is covered by GeoLife-of-Loan service and to supply either a copy of the original Geotrac NFIP Compliance Packet or it's identifying number (Geo Number).

Client will place GeoLife-of-Loan service on new mortgage and trust deed loan originations where the original determination was done by Geotrac or by one of the mutually approved flood determination companies. This mutually acceptable list is outlined in a letter of approval from company to client attached as "Addendum C".

2)  Foreign Flood Certification Data, Life-of-Loan Registration Process

For those loans in existing portfolios, that have the data elements required for life-of-loan tracking derived from a source, at inception, other than Company, Company will use the existing data elements of life-of-loan track. Fee to be found in Addendum "A" as Foreign Flood Certification. However, Company in no way indemnifies or guarantees these data elements. However, Company guarantees the accurate tracking of the elements provided as provided in Addendum "B".

For those loan originations processed with a foreign flood certification (data from a provider other than Company) that have the data elements required for life-of-loan tracking, Company will use the foreign data elements to track life-of-loan. However, Company in no way indemnifies or guarantees these data elements. However, Company guarantees the accurate tracking of the elements provided.

In either case (portfolio or loan origination) where Company determines that the foreign data elements are incomplete or inaccurate, Company will place these loans on an exception report. As agreed, Company and Client will work in good faith to resolve the exceptions before the loans are tracked for life-of-loan.

For mortgage or trust deed loans Company will track both NFIP Community Status and FEMA Flood Map changes on a daily basis for the lifetime of the loan on Client's servicing system. Lists (hard copy or electronic) of loans affected will be generated monthly. From the supplied lists Client will inform Company of loans still active and Company will generate new Flood Determinations or other reports as needed. If NFIP Community Status changes affect the required flood insurance amount of a loan, Company will notify Client of the need to require changed amounts.

GeoLife-of-Loan service is available for transfer at no additional charge should Client sell or transfer the loan or servicing. Client is obligated to inform Company of the sale or transfer and if GeoLife-of-Loans service is to transfer with the loan(s). In addition, Client shall supply Company a listing of affected loans, identified by loan number or another mutually agreeable item, in machine readable form in a mutually agreeable format on a media acceptable to both parties.
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Geotrac NFIP Compliance Packets will be produced free of charge on Client recaptured refinances where the original loan is covered by GeoLife-of-Loan service. It is Client's obligation to inform Company that a refinance is covered by GeoLife-of-Loan service and to supply either a copy of the original Geotrac NFIP Compliance Packet(TM) or its identifying number (GeoNumber).

D.  Transmissions of Information

Client will transmit requests to Company electronically, fax or via Geotrac's PC based on-line system GeoCompass one or more times a day. It is Client's obligation to supply, at a minimum: loan/application identification number. borrower name; location - State, County, City/Place, valid street address, and 5 digit zip code. Valid street addresses are defined as those found in the quarterly update of the USPS Zip+ 4 data base, and do not include P.O. Box or Rural Route and box. In those instances where Client does not supply a valid address, Company will place the order on hold, and inform Client's ordering location of the invalid address. It is Client's obligation to supply to Company, as soon as possible, the completed or corrected address information. Orders placed on hold will be reactivated the day valid address information is supplied. All turn time and other parameters will be calculated based on the date valid address information is supplied.

Company will transmit key data elements back to Client electronically or Fax. The full Geotrac NFIP Compliance Packet can be faxed to Client. Average turn around shall be 24 hours from receipt of the order, excluding weekends and holidays. Notice shall be given to Client for delays greater than 24 hours. Both parties recognize that it is not in Client's best interest to emphasize speed of turn around over accuracy of flood certifications. Each party agrees to work in good faith to meet the data and turn around needs of the other.

E.  Portfolio Audit

Client will supply Company with a computer tape in a mutually agreeable format of its existing mortgage portfolio. Company will register and track existing mortgage portfolio from information provided by Client. It would be Client's obligation to supply, at a minimum: loan/application identification number; date of origination; borrower name; location (State, County, City/Place, full street address, 5 digit zip code) and flood zone if available. In addition, Client would supply site surveys, legal descriptions and other location information when requested by Company and where Client has this information. Cost reflected in Addendum "A" as Portfolio Registration and Portfolio tracking. Company will perform a Risk-Based Cluster Analysis(R) audit. This audit process will provide a statistical risk study of client's existing portfolio.

After receiving Risk-Based Cluster Analysis, the client and company may exercise the option to proceed with researching those higher risk loans. Mutually agreed upon higher risk loans would be researched through Company's loan origination process over a period of time to be determined by Company and Client at the cost set forth in Addendum "A", under title "High Risk/Non Compliant Loans".

Should the existing mortgage portfolio loans be affected by new mapping or community status information rendering them non-compliant, Client may chose to have these loans
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re-determined by the company. The cost of redetermination is set forth in
Addendum "A" under title "High Risk/Non Compliant Loans".

If a portfolio loan loaded for portfolio lite tracking is transferred, client may choose to have a full audit completed and transferred to the new servicer at a cost addressed in "Addendum A" as Portfolio Lite Recertification ($8.00).

F.  Client Service

It is recognized that it is Client's obligation to service its customers' needs. However, Company will assist by providing the following services;

1.  National 800 service for use by Client or Client's customers.
2. Letter of Map Amendment (LOMA)/Letter of Map Revision (LOMR) assistance to Client or Client's customers. Company will supply the necessary forms and directions and assist the borrower and or client in filing the application and tracking the progress to a completion of the LOMA or LOMR process.
3. Company will assist Client's customers in finding an agent to write flood insurance.
4. Advise the Client's customers or Client on ways to lower the flood premium within the context of investor/lender parameters and regulator requirements.
5.  Company will supply free re-checks on disputed determinations.
6. Company will provide Client with educational seminars on NFIP Compliance and will answer Client's NFIP Compliance questions semiannually at client's request at a mutually agreeable location.
7.  Company will assist Client's customers in procuring elevation certificates.
8. Company will, in general, replace the lender flood determination customer service function.

G.  Use of Services

Client agrees that during the term hereof it will recommend the services of Company as one of the selected companies for the purpose of providing Flood Compliance and Flood Determinations for mortgage or trusteed loan origination applications.

H.  Cost of Services

Services to be provided by Company and the cost for services hereunder are described in Addendum "A."

I.  Term

This Agreement shall have an initial term of (2) years, commencing on the date of this Agreement. The term shall be automatically renewed thereafter for successive one (1) year periods, unless either party shall provide to the other no less than thirty (30) days written notice of the intention to terminate this Agreement as of the end of the said initial or extended term.

J.  Termination



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Either party may terminate this Agreement for non-performance or upon voluntary or involuntary bankruptcy proceedings by the other party. In the event of the failure of performance by either party hereunder, the non-performing party shall have a period of thirty (30) days from the date of receiving written notice from the other party to cure any such breach. If such breach is not cured within 30 days the other party may terminate this contract within 10 days written notice to the non-performing company.

K.  Confidential Information

Company acknowledges that it may gain access to certain information regarding Borrowers of Client. Company agrees that this information shall not be disclosed or made available to any third person or entity, except as necessary for Company to perform its obligations under this Agreement, without the specific authorization of Client. Company agrees that when information is disclosed to a third party, Company will provide written notice to Client of this disclosure within 10 days of said disclosure.

Client acknowledges that it may gain access to certain information regarding business practices, technology and pricing of Company. Client agrees that this information shall not be disclosed or made available to any third person or entity, except as necessary for Client to perform its obligations under this Agreement or for auditing or regulatory purposes without the specific authorization of Company.

L.  Use of Information

Information supplied by Company to Client is to be used by Client for Client's compliance with the Flood Disaster Protection Act of 1973 as amended within the context of the NFIP and/or for HMDA/CRA compliance and for no purposes other than internal reports, studies and training.

M.  Systems Used in Services

Client has been advised that the computer software used or employed by Company in making and/or printing Geotrac NFIP Compliance Packets hereunder, and in tracking the loan portfolio of Client for the Life of Loan service referred to above if included within this Agreement (collectively referred to as the "Systems") are and shall remain at all times the sole property of Company and constitute material and confidential trade secrets of Company. This includes, without limitation, its source codes, screens, documentation and any improvements or modifications of the Systems. Client agrees for itself and its employees to protect the confidentiality of the Systems.

N.  Indemnification

Flood Zone Determinations made by Company represent a good faith interpretation of Federal Flood Insurance Rate Maps, or Federal Flood Hazard Boundary Maps, and information from government and private sources along with the lender. Although Company does not guarantee the accuracy of these outside information sources, it does assume responsibility for the completeness and timeliness of this information.

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Company will indemnify Client for all damages which result from Company's failure to provide services which insure Client's compliance with the Act.

Company shall hold Client safe and harmless from and against any and all loss and expense arising from claims or actions by any customer of Client based upon the negligence of Company in interpreting the above referenced Federal Flood Maps and its failure to correctly identify and report to Client that a particular insurable structure securing a loan by Client is within (false flood negative) or outside (false flood positive) a Federally defined NFIP Special Flood Hazard Area; provided however, that such liability shall in no event exceed the actual loss and expenses to client less any insurance or recovery from another source.

This indemnification provision is only applicable to claims made by Client or customers of Client against Client, resulting from damage to Client or customer's improved real property caused by flooding as defined by the NFIP (false flood negative) or customer or client payment of unnecessary NFIP flood insurance premiums (false flood positive), provided Client supplies verbal notice as soon as is practicable and written notice within 30 days of Client's first becoming aware of such claims, and further provided the Company has full and fair opportunity to participate in any adjusting, settlement negotiation and litigation.

Company agrees to maintain adequate liability, errors and omissions, or other type of insurance policy that provides coverage aims arising out of the performance of the service under this agreement by Company, its employees or agents, and Company, shall provide Client a certificate evidencing such insurance coverage. Company agrees to provide Client with audited financial statements and updated Errors and Omissions declarations page.

O.  Arbitration

Any controversy or claim arising out of or related to the contract or the breach thereof, shall be settled in Ohio by binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association then prevailing, and judgment upon the award rendered by the arbitration arbitrators may be entered in any court having jurisdiction thereof.

P.  Independent Contractor

Company shall perform services under this Agreement as an independent contractor and not as the agent or employee of Client. Company shall not be authorized to act on behalf of Client except as provided herein or as otherwise specifically directed by Client.

Q.  Entire Agreement

This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement. This Agreement may only be modified by a written document executed by both parties.

R.  Severability



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If any term or provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void, such term or provision shall be severed from the remaining provisions and such remaining provisions shall remain in full force and effect.

S.  NOTICES

Any notice or other communication to be given under the terms of this Agreement, shall be in writing and shall be delivered in person, or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:
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If to Company: SMS Geotrac
               3900 Laylin Rd.
               Norwalk, OH 44857
               Attention: Daniel J. White

If to Client:  ReliaStar Mortgage Corporation
               7015 Vista Drive
               West Des Moines, IA 50266
               Attention: Ardys Anderson

T.  Waiver

Waiver by one party of the performance of any covenant, condition or obligation of another party shall not invalidate this Agreement, nor shall such waiver be considered to be a waiver by such party of any other covenant, condition or obligation contained in this Agreement.

U.  Attorney's Fees

In the event any party to this Agreement institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in any such action or other proceeding shall be paid all reasonable costs and attorney's fees by the other party.

V.  Time is of the Essence

Time is of the essence in performance under this Agreement.

W.  Governing Law

This Agreement is made pursuant to and shall be construed and governed by the laws of the State of Ohio.

X.  Headings

The subject headings of this Agreement are included for the purposes of convenience only and shall not effect the construction or interpretation of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



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Company: SMS Geotrac

By  /s/      John Marion
  --------------------------------
Title   Asst. to the President               Date   1/24/97
     -----------------------------                -----------


Client: ReliaStar Mortgage Corporation

By  /s/   Ardys A. Anderson
  --------------------------------
Title   Senior Vice President                Date   12/30/96
     -----------------------------                -----------



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                                  ADDENDUM "A"

SERVICES                                                             Client Selections
                                                                         Initial

Geotrac NFIP Compliance Packet               $15.00/ea.               ____________
Foreign Flood Certification                  $8.00/ea.                ____________
Geo Life-of-Loan                             $4.50/additional ea.     ____________
Risk Based Cluster Analysis audit            flat fee of $500         ____________
Portfolio Lite Registration and Tracking     $1500.00                 ____________
Portfolio Lite Recertification               $8.00/ea.                ____________

OPTIONAL SERVICES ORDERED ON INDIVIDUAL DETERMINATIONS

High Risk/Non Compliant Loans                $10.00/additional ea.    ____________
Determination in Non-Mapped Communities      $10.00/additional ea.    ____________
Priority Rush Service (Same day service)     $5.00/additional ea.     ____________

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                                  ADDENDUM "B"

Required information of Client for acceptance by Company of Foreign Flood Certification to be placed under Company GeoLife-of-Loan Foreign Flood Certification.

Account Number; Type of Life of Loan; Borrower Name; Property Type; loan identifier; loan amount; collateral location address; NFIP Community number, NFIP Map Panel number; Guarantor Provided Flood Zone; Guarantor Provided Flood Certification Number; Guarantor Provided Jurisdictional Community Number. Guarantor Provided Map Panel and Revision; Guarantor Number

Company accepts liability for accuracy ONLY after reprocessing should occur. GeoLife-of-Loans will be generated when loans are affected by FEMA mapping changes. Company will report to Client loans affected by NFIP Community Status changes, however, Guarantor remains the original Foreign Flood Certification Company. Company will inform Client of changes requiring and changes relieving insurance placement.
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                                  ADDENDUM "C"

The following is a listing of mutually approved companies providing flood certifications:

American Flood Research, Inc.
1-800-995-8667

National Flood Information Services, Inc.
1-800-833-6347

GE Capital Flood Services
1-817-279-9158

Transamerica Flood Services
1-800-247-3384

The above mentioned companies will be reviewed at least annually, if not more.